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                                                                   Exhibit 10.13




                                      LEASE





                                    LANDLORD:

                               HOGARTH MANAGEMENT
                                527 East Liberty
                               Ann Arbor, Michigan



                                     TENANT:


                              NEBRASKA BOOK COMPANY
                             6400 Cornhusker Highway
                                Lincoln, Nebraska
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                                      LEASE

                Hogarth Management - Nebraska Book Company, Inc.

                                   Lease Index


                                                                            Page
                                                                            ----

1.       TERM - OPTION TO EXTEND...............................................1

2.       RENT..................................................................1

3.       POSSESSION - CONDITION OF PREMISES....................................4

4.       CREDIT FOR LEASEHOLD IMPROVEMENTS.....................................5

5.       USE OF PREMISES.......................................................7

6.       SIGNS AND TRADE SYMBOLS...............................................8

7.       MAINTENANCE AND SANITATION............................................8

8.       ALTERATION AND REPAIR.................................................9

9.       UTILITY SERVICES......................................................9

10.      INDEMNITY AND INSURANCE...............................................9

11.      TAXES AND ASSESSMENTS................................................11

12.      ASSIGNMENT OR SUBLETTING.............................................12

13.      MORTGAGE, ATTORNMENT.................................................13

14.      EMINENT DOMAIN.......................................................13

15.      DESTRUCTION OF PREMISES..............................................14

16.      BANKRUPTCY - INSOLVENCY..............................................14

17.       DEFAULT RE-ENTRY REMEDIES...........................................15


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                                                                            Page
                                                                            ----

18.      SURRENDER OF PREMISES................................................16

19.      HOLDING OVER.........................................................16

20.      FIXTURES AND PERSONAL PROPERTY.......................................16

21.      REIMBURSEMENT........................................................16

22.      CONSENTS BY LANDLORD.................................................17

23.      NOTICES..............................................................17

24.      LITIGATION, COURT COSTS, ATTORNEYS' FEES.............................17

25.      QUIET ENJOYMENT......................................................18

26.      GENERAL..............................................................18

27.      MEMORANDUM OF LEASE..................................................18

28.      BROKER'S AND AGENT'S COMMISSION......................................18

29.      FORCE MAJEURE........................................................18

30.      LATE CHARGE - INTEREST ON OVERDUE AMOUNTS............................18

31.      TRANSFER OF LANDLORD'S INTEREST......................................19

32.      MEMBERSHIP IN STATE STREET AREA ASSOCIATION..........................19

33.      CONTINGENCY..........................................................19


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                                      LEASE

                HOGARTH MANAGEMENT - NEBRASKA BOOK COMPANY, INC.


                  THIS LEASE is made and entered into this 12th day of October, 1988, by and between HOGARTH MANAGEMENT, a Michigan Co-Partnership, whose address is 527 East Liberty, #209, Ann Arbor, Michigan 48104, hereinafter referred to as "Landlord" and NEBRASKA BOOK COMPANY, a Kansas corporation, whose address is 6400 Cornhusker Highway, Lincoln, Nebraska 68501, hereinafter referred to as "Tenant";

                              W I T N E S S E T H:

                  FOR AND IN CONSIDERATION of the rent hereinafter reserved and upon the covenants and conditions hereof, Landlord does hereby lease to Tenant the entire premises located at 317 South State Street, Ann Arbor, Michigan, hereinafter referred to as the "Building" or the "Premises," which building and the land upon which the building is located including all appurtenances and hereditaments pertaining to the building are hereinafter referred to as the "Building Complex." The legal description of the land upon which the Building is located is attached hereto as Exhibit A.

                  1. TERM - OPTION TO EXTEND. The initial term of this Lease shall commence on July 1, 1989 or such earlier date as the parties shall mutually agree upon. This date shall hereinafter be referred to as the "Commencement Date." The initial term of this Lease shall end at midnight on June 30th, 1999.

                     Upon the condition that there is no default by Tenant in the performance of any provision of this Lease, Tenant may extend the term of this Lease for one (1) additional period of ten (10) years. Tenant shall exercise this option for an extended term by notifying Landlord in writing at least one hundred and eighty (180) days prior to the expiration of the initial term. If Tenant exercises the option to extend the term of this Lease, all of the terms and conditions set forth in this Lease shall continue to apply during the extended term, except that there shall be no privilege to extend the term of this Lease for any period of time beyond the expiration of the extended term.

                  2. RENT. Rent shall begin on the Commencement Date. All rental payments shall be paid to Landlord at its office in Ann Arbor, Michigan set forth above or at such other place as Landlord may from time to time designate in writing as the place for payment of rent for the aforesaid premises, without deductions or offsets, except as provided in paragraph 4(c).


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                  (a) Minimum Rent. Tenant shall pay Fixed Minimum Rent
(hereinafter called "Minimum Rent") in equal monthly installments of $23,333.33 each, in advance on the first day of July 1989 and on the first day of each month thereafter during the term of this Lease. Concurrent with the execution of this Lease, Tenant has paid to Landlord an amount equal to Minimum Rent for one
(1) month, which amount shall be applied by Landlord to the first installment of Minimum Rent which becomes due hereunder.

                            (i) On July 1st, 1990 and on July 1st of each year thereafter (the "Rental Adjustment Date"), the Minimum Rent payable during the succeeding twelve-month period shall be determined by increasing or decreasing the rent payable during the preceding Lease Year in proportion to the increase or decrease, if any, in the CPI during the twelve-month period ending on March 31 immediately prior to the Rental Adjustment Date. In no event, however, shall Minimum Rent ever be reduced below $23,333.33 per month.

                            (ii) For purposes of this agreement, "CPI" shall mean the Consumer Price Index, for all Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor, U.S. City Average, All Items (1982-84 = 100), or any successor index.

                  (b) Percentage Rent. In addition to the Minimum Rent payable under paragraph (a) above, Tenant shall pay to Landlord, for each Lease Year during the term of this Lease as Percentage Rent, a sum equal to the amount, if any, by which four (4%) percent of Gross Sales of the Tenant (as defined herein) during the Lease Year exceeds the Minimum Rent payable during such Lease Year as set forth in paragraph (a) above. Percentage rental shall be paid as of the end of each calendar quarter in the amount by which 4% of the aggregate Gross Sales for the portion of the Lease Year ending as of the end of such calendar quarter shall have exceeded the aggregate of all payment of Minimum Rent and Percentage Rent paid by Tenant during such Lease Year, such payments of Percentage Rent to be paid not later than thirty (30) days after the end of each calendar quarter. At the option of Landlord, Tenant may provide Landlord with its good faith estimate of Gross Sales prior to each Lease Year, and Tenant shall, in such case, make monthly payments of Percentage Rent equal to one-twelfth (1/12) of the amount of Percentage Rent which would be due from Tenant based upon its estimate of Gross Sales. This option may be exercised annually, and the exercise of such option by Landlord shall not be binding in any subsequent Lease Year. At the conclusion of each Lease Year, the payments of Percentage Rent required to be paid by Tenant shall be determined based upon Tenant's actual Gross Sales, and Tenant shall pay the Landlord any deficiency or Landlord shall refund to Tenant any overpayment as the case may be within seventy-five (75) days after the end of such Lease Year. In no event, however, shall the rent to be paid by Tenant and retained by Landlord for any Lease Year be less than the Minimum Rent provided in paragraph (a) above.


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                            (i) The term "Lease Year" shall mean a twelve-month
         period beginning April 1 and ending March 31; provided however, that the initial Lease Year shall commence July 1, 1989 and end March 31, 1990, and the final Lease Year shall commence April 1, 1999 and end June 30th, 1999.

                            (ii) The term "Gross Sales" as used herein shall be construed to include the entire amount of the sales price, whether for cash or otherwise, of all sales of merchandise (including gift and merchandise certificates), services and other receipts whatsoever of all business conducted (including, without limitation, interest, time price differential, finance charges, service charges, credit and layaway sales) in or from the premises, including mail or telephone orders received or filled at the premises, deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, sales to employees, sales through vending machines or other devices. A sale shall be deemed to have occurred at the time when Tenant receives payment for such merchandise or services. Gross Sales shall not include, however, any sums collected and paid out for any sales or direct excise tax imposed by any duly constituted governmental authority, nor shall it include the exchange of merchandise between the stores or divisions of Tenant, if any, where stores and divisions of Tenant, if any, where such exchanges are made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made in or from the premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would have been made in or from the premises, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by purchaser and accepted by Tenant, nor sales of Tenant's fixtures.

                            (iii) On or before the last day of each calendar month during the term of this Lease, Tenant shall prepare and deliver to Landlord a statement of Gross Sales made using the preceding calendar month along with copies of any sales tax reports filed with the State of Michigan. In addition, within seventy-five (75) days after the expiration of each Lease Year, Tenant shall prepare and deliver to Landlord a statement of Gross Sales during the preceding calendar year, certified to be correct by an independent certified public accountant. Tenant shall furnish similar statements for its licensees, concessionaires and subtenants, if any. All such statements shall be in such form as Landlord may require. If any such certified statement discloses error in the calculation of the Percentage Rental for any period, appropriate adjustment of the Percentage Rental shall be made, subject, however, to Landlord's rights under subparagraph (v) hereof.


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                            (iv) Tenant shall keep in the City of Lincoln,
         Nebraska, a permanent, accurate set of books and records of all sales of merchandise and revenue derived from business conducted in the premises, and all supporting records such as tax reports, banking records, cash register tapes, sales and other sales records. All such books and records shall be retained and preserved for at least twenty-four (24) months after the end of the calendar year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at reasonable times.

                            (v) In the event that Landlord is not satisfied with any monthly statements or certified annual statement of Gross Sales submitted by Tenant, Landlord shall have the right to have its auditors make a special audit of the books and records of Tenant, wherever located, pertaining to sales made in or from the premises during the period in question. If such statements are found to be incorrect to an extent of more than two percent (2%) from the figure submitted by Tenant, Tenant shall pay for such audit. Tenant shall promptly pay to Landlord any deficiency, or Landlord shall promptly refund to Tenant any overpayment, as the case may be, which is established by such audit.

                  3. POSSESSION - CONDITION OF PREMISES. The Landlord shall give Tenant access to the Building on January 1, 1989, or at an earlier date upon the mutual agreement of the parties, so that Tenant may commence its leasehold improvements prior to the Commencement Date of this Lease. The date that Tenant is entitled to possession of the Building shall be referred to herein as the "Possession Date." Except as provided in paragraph 7 and subparagraphs (a) and
(b) below, the Tenant agrees to accept the Building in an "as-is" condition as of the date of this Lease. The Landlord makes no warranties to the Tenant regarding the Building, its structural integrity, or its suitability for the purposes of Tenant. The Landlord shall have no liability to Tenant for any latent defects in the Building which are not known to Landlord.

                  The parties agree that:

                     (a) As of the Possession Date the Building will be in "broom-clean" condition, and all tenants will have vacated the building; and

                     (b) Landlord will be responsible for removal of all asbestos located in the Building as of the Possession Date. Landlord agrees that, prior to the Possession Date, it will remove all asbestos as identified in the report prepared by Testing Engineers & Consultants, Inc. dated June 23, 1988; provided, however, that if, despite its best efforts, the Landlord has been unable to complete the asbestos removal in the Building by the Possession Date, the Landlord may continue to have access to the Building after the Possession Date for the purposes of completing the asbestos removal in a diligent and expeditious manner. Tenant shall be furnished with


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copies of all documentation pertaining to such asbestos removal upon its completion. It is specifically understood and agreed that the Tenant shall, as part of its leasehold improvements to the Building, remove and replace the existing roof of the Building, and it is further specifically agreed that in connection with the removal and replacement of the roof, the Landlord shall be solely responsible for all costs and expenses incurred in asbestos removal from the roof. In no event shall Tenant have any liability or responsibility for removal of asbestos contained in the Building as of the Possession Date.

                  4. CREDIT FOR LEASEHOLD IMPROVEMENTS. The Landlord agrees to pay, or reimburse at the option of Tenant, any amounts paid or incurred by Tenant for Qualified Leasehold Improvements (as defined herein) up to a maximum reimbursement of Five Hundred Thousand Dollars ($500,000). Qualified Leasehold Improvements in excess of Five Hundred Thousand ($500,000) and up to Five Hundred Seventy-Five Thousand Dollars ($575,000) shall be paid solely by Tenant. If Qualified Leasehold Improvements exceed $575,000, the Landlord shall pay, or reimburse, Tenant for fifty percent (50%) of the amount by which the Qualified Leasehold Improvements exceed $575,000. Requests for payment of, or reimbursement for, Qualified Leasehold Improvements shall be made not more frequently than twice during each calendar month.

                     (a) Expenditures by Tenant for improvements to the Building shall constitute "Qualified Leasehold Improvements" only if:

                            (i) The expenditure is made for a physical improvement to the Building pursuant to plans and specifications prepared by an architect acceptable to Landlord, which plans and specifications have received written approval in advance by Landlord; and

                            (ii) The Tenant has provided Landlord with copies of all invoices for which payment is being sought, or paid invoices for which reimbursement is being sought, together with a certificate from the Tenant's architect certifying that the work for which reimbursement or payment is being sought has been substantially completed; and

                            (iii) The Landlord has, at its option, had an opportunity to inspect the Building to determine that the improvement for which reimbursement is being sought has been made; and

                            (iv) The expenditure is either for the removal of asbestos or facade improvements as contemplated by subparagraphs
         (b)(iii) and (iv), or for one of the specified expenses set forth in Exhibit B attached hereto.


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                     (b) The obligation of the Landlord to reimburse Tenant for expenses paid by Tenant for Qualified Leasehold Improvements shall be subject to the following additional conditions:

                            (i) It is contemplated that the plans and specifications for improvements to the Building prepared by Tenant's architect will result in all three floors of the Building being brought into compliance with all applicable building code requirements, including the installation of a sprinkler system for fire suppression purposes on all floors within the Building;

                            (ii) The Landlord retains specific rights to review any plans for the facade of the Building (including all specifications and color schemes, and to withhold its consent to any plans for the facade of the Building which are not sensitive to the unique visibility of the Building and its importance to the surrounding State Street retailing area;

                            (iii) Not less than $75,000 of the $500,000.00
         reimbursement for Qualified Leasehold Improvements shall be reimbursed only for improvements to the facade of the Building;

                            (iv) The costs incurred by the Landlord in removing asbestos from the Building, as required under paragraph 3(b), shall be deducted from the amounts which Landlord is obligated to pay for Qualified Leasehold Improvements up to a maximum of Fifty Thousand Dollars ($50,000). Any expenditures by Landlord for asbestos removal in excess of $50,000 shall not affect or reduce the amounts available under this paragraph for Qualified Leasehold Improvements.

                            (v) The location of any elevator within the Building will be subject to the specific approval of the Landlord, and Landlord may disapprove of the proposed location of any elevator by Tenant if such location would not be conducive (in the sole discretion of the Landlord) to the maximization of the rental potential of the Building upon the termination of this Lease.

                     (c) In the event that Tenant submits a request for payment or reimbursement of Qualified Leasehold Improvements which satisfies all of the conditions and requirements of this paragraph 4, and if Landlord fails to provide payment or reimbursement in accordance with such request within ten (10) business days from the date of the request, then Tenant shall have the right to offset the amount of the payment which was not made by Landlord against the payment of Minimum Rent next becoming due. Further, if Landlord fails to provide payment or reimbursement in accordance with such request within ten (10) business days from the date of the request, interest shall accrue on the amount of such request from the date


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of the request until payment or reimbursement is made at a rate of one and one-half (1.5%) percent per month.

                     (d) It is specifically understood and agreed that the Landlord shall have no obligation to make any improvements to the Building, and that all costs in renovating the Building (including architect fees, permits, licenses, builder's risk insurance and other insurance costs, bonds, etc.) shall be borne solely by Tenant, subject only to the obligation of Landlord to reimburse Tenant for Qualified Leasehold Improvements as provided in this paragraph 4, and the obligation of the Landlord to remove asbestos from the Building as provided under paragraph 3(b).

                  5. USE OF PREMISES.

                     (a) Tenant shall use and occupy the Building for the operation of a retail college bookstore. Except to the extent limited by the provisions of subparagraph (b), the merchandise mix may include new and used textbooks, workbooks, study aids, technical and reference books, trade books, periodicals, school and office supplies, art and engineering supplies, clothing, gifts, personal-care items, snacks, greeting cards and other merchandise that is ordinarily sold in college book stores.

                     (b) There shall be no limitation on the display and/or sale of new or used textbooks and/or other periodicals assigned or recommended for current or future courses at the University of Michigan or any other post-secondary institution in Washtenaw County, Michigan, or workbooks or study aids relating to the foregoing (collectively referred to as "Exempt Products"). Not more than seven hundred fifty (750) square feet of retail space within the Building may be devoted to the sale of books (hardcover or paperback) or periodicals which are not Exempt Products.

                     (c) Tenant shall not use the Building, or permit the use of the Building, or any portion thereof, for any activity which constitutes a violation of any valid law, order or regulation of any governmental authority. Tenant shall not permit any objectionable noise or odor to be emitted from the Building, or permit anything to the done in the Building which tends to create a nuisance or disturb Tenants in adjacent buildings.

                     (d) The Tenant agrees that the Building will be open for business not less than six (6) days per week and not less than forty-eight (48) hours per week (except for nationally recognized holidays and two (2) additional floating holidays). Any cessation of the business activities of the Tenant within the Building, or any substantial reduction in the number of hours that Tenant is open for business in the Building, shall be deemed to be an attempt by the Tenant to evade the payment of Percentage Rent as provided under paragraph 2(b), and Tenant shall continue to be obligated to pay Percentage Rent based upon reasonable estimates of gross sales which Tenant would have generated from the operation of its business in the Building


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
if it had been open for business in accordance with the requirements of this paragraph 5.

                     (e) During the term of this Lease, in the event Tenant or any person, firm or corporation who, or which, controls or is controlled by Tenant, shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in any business located within a radius of 500 feet from the outside boundary of the Building Complex which engages in activities of the type permitted under paragraph 5(a) above, then, Gross Sales, for purposes of paragraph 2(b) of any such business or businesses within said radius shall be included in the Gross Sales of the Tenant for purposes of calculation of Percentage Rent. The foregoing shall not apply to any sales of Ulrich's Book Store from its current location at 549 East University and adjacent addresses. The foregoing shall also not apply to any sales by Michigan Book and Supply at its current location at 341 East Liberty Street from and after the date of this Lease through December 31, 1991.

                  6. SIGNS AND TRADE SYMBOLS. Any permanent or temporary exterior signage, or any permanent window signage, used in and about the Leased Premises shall be subject to the prior written approval of Landlord. Any temporary window signage shall be in good taste. If requested by Landlord, Tenant shall remove any exterior signs affixed to the Building at the termination of this Lease and repair any damage to the Building caused by such removal.

                  7. MAINTENANCE AND SANITATION. From and after the Possession Date, Tenant shall use the Building, and the premises located therein in a careful and proper manner, and repair, at its own expense, all damage caused by it, and Tenant shall, at all times, keep the Building in good repair and condition, including the repair and replacement (if necessary) of the roof, and any mechanical, electrical, and/or HVAC systems in the Building. Any repairs or replacements shall be made with materials of like quality. Should the Tenant fail to make any required repair or replacement as herein provided within thirty
(30) days (or such shorter interval as may be reasonably specified by the Landlord), after notice by the Landlord of the need therefor, the Landlord may, at its option, and in addition to all of the remedies, cause such repairs or replacements to be made and may add the costs thereof, which costs, together with 10% of the amount of such costs to compensate Landlord for its efforts, shall be immediately due and payable. Any amounts due and payable to Landlord pursuant to this paragraph shall bear interest at the rate of 18% per annum until paid.

                     The Landlord shall have the right to inspect the Building upon reasonable advance notice and during normal business hours.

                     Tenant shall make, at the Tenant's sole expense, any improvements or alterations to the Building if such improvements or alterations are


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
required by law or public authority. Tenant shall make no major structural changes in the Building unless the written consent of the Landlord has first been obtained. Tenant shall keep the exterior of the Building free of graffiti and posters and will, in general, maintain the entire Building in a clean and sanitary condition.

                      Prior to the Possession Date, the Landlord shall maintain the Building in its current condition. From and after the Possession Date, and during the term of this Lease, the sole obligation of the Landlord shall be to maintain the structure of the Building (for purposes of this paragraph, the term "structure" shall include the walls and foundation of the Building, but shall not include the roof of the Building). Notwithstanding the foregoing, the Landlord shall not be obligated to make any repairs to the structure of the Building if such repairs are required because of leasehold improvements made by the Tenant, or result from Tenant's occupancy and/or utilization of the Building, or are caused by the failure of the Tenant to adequately perform its repair and maintenance obligations under this Lease.

                      Tenant shall provide and maintain trash receptacles, with covers thereon, about the premises in which to place any trash and cause such trash to be removed from the area as often as required to maintain a sanitary condition. Tenant shall keep the sidewalks abutting the premises clear and shall not permit any business or display or merchandise to be operated or maintained in front of the premises without the prior consent of the Landlord. Tenant shall be responsible for the general maintenance and repair of all sidewalks adjacent to the Building, including snow removal, and for the repair and maintenance of all windows and doors in the Building.

                  8. ALTERATION AND REPAIR. Upon completion of the renovations and improvements to the Building as contemplated by paragraph 4, Tenant shall not make any structural alterations or additions upon said premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall have the right to make interior non-structural alterations and repairs without first obtaining consent of Landlord. Landlord hereby consents to Tenant making such interior alterations and improvements to the premises as Tenant deems necessary and appropriate from time to time.

                  9. UTILITY SERVICES. Tenant shall be responsible for all utility charges relating to its occupancy of the Building from and after the Possession Date, or the date it takes possession of the Building, if earlier, and Tenant shall be responsible for all costs incurred in establishing utility service to the Building. Landlord shall have no obligation or liability to Tenant in the event that utilities services to the Building are interrupted for any reason other than the actions of Landlord, its employees or agents.

                  10. INDEMNITY AND INSURANCE. Tenant covenants that Landlord shall not be liable for any damage or liability of any kind or for any


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
injury to or death of persons or damage to property of Tenant or any other person from and after the Possession Date, from any cause whatsoever, by reason of the use, occupancy and enjoyment of the premises by Tenant or any person thereon or holding under said Tenant, and that Tenant will indemnify and save harmless Landlord from all liability whatsoever on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use of the premises and its facilities or any repairs or alterations which Tenant may make upon said premises, but Tenant shall not be liable for damage or injury occasioned by the negligence of Landlord, its agents, servants or employees. This obligation to indemnify shall include reasonable legal counsel and investigative costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made.

                      Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the premises, or its contents or to other portions of the Building Complex, arising from any risk generally covered by fire and extended coverage insurance policies then in use in the state where the Building Complex is situated; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant covenant with each other that they will each obtain for the benefit of the other a waiver of any right of subrogation from their respective insurance companies.

                      From and after the Possession Date, Tenant will maintain, at its expense, the following types of insurance:

                      (a) Public Liability and Property Damage. Tenant will maintain, at its expense, public liability and property damage insurance having limits of not less than Two Million Dollars ($2,000,000) per occurrence insuring against any and all liability of the insured with respect to said premises or arising out of the maintenance, use or occupancy thereof. All insurance shall insure the performance of Tenant of the two indemnity agreements contained herein, and may be provided by blanket policies. Landlord shall be named as an additional insured on all public liability and property damage insurance policies procured by Tenant pursuant to this Paragraph.

                      (b) Fire and Casualty Insurance. Tenant shall keep the Building and the improvements located therein covered by fire and extended coverage insurance in an amount equal to 100% of the replacement value of the Building with the Landlord named as the loss payee. It is further agreed that in the event of loss under any such policy, the insurance proceeds shall be paid out upon architect's certificates for the expense of repairing or rebuilding the Building or improvements therein which have been damaged or destroyed; provided, however, that it shall first


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
appear to the satisfaction of Landlord that the amount of insurance money, together with the funds available from Tenant, shall at all times be sufficient to pay for the completion of said repairs and rebuilding. Upon completion of said repairs and rebuilding, free and clear of all liens of mechanics and materialmen and others, any surplus of insurance monies shall be paid to Tenant.

                      At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee. Executed certificates of Insurance shall be delivered to Landlord within ten (10) days after receipt of written request therefor to Tenant. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse of the effective date or any reduction in the amounts of insurance.

                  11. TAXES AND ASSESSMENTS. Tenant agrees to pay all taxes, assessments and governmental charges of any kind and nature levied or assessed against the Building Complex from and after the Possession Date. Real estate taxes payable with respect to the first and last years during the term of this Lease shall be prorated between the parties based upon the fiscal years of the various taxing authorities and treating taxes as having been paid in advance. All taxes and assessments or other governmental charges shall be paid prior to the date such taxes or assessments become delinquent, and Tenant further agrees to deliver to Landlord duplicate receipts or photocopies thereof showing the payment of all said taxes and assessments within 30 days after payment of same.

                      (a) Tenant shall not be required to pay any tax, assessment, or other charge on or against the Building Complex so long as Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of same; provided, however, that pending any such legal proceedings, Tenant shall give Landlord such reasonable security as may be demanded by Landlord to ensure payment of the amount of taxes or assessments as finally determined to be due and payable, together with all interest and penalties thereon. In the event that Tenant at any time institutes suit to recover any tax, assessment or other charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its own expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify Landlord and save it harmless against all costs, charges or liability in connection with any such suit. All funds recovered as a result of any such suit shall belong to Tenant.

                      (b) Notwithstanding the foregoing, in the event that any assessment is made against the Building Complex which may be paid over a period of years, the Tenant shall be obligated only for any annual portion of such assessment, and any interest charge thereon, which becomes due and payable during the term of this Lease.

                  12. ASSIGNMENT OR SUBLETTING. Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the prior written consent of the Landlord, and not to sublet said premises or any part or parts thereof or allow anyone to come in with, through or under it without the like consent of Landlord. Consent by Landlord to one or more assignments of this Lease or to one or more subletting of said leased premises shall not be deemed to be a waiver of the requirement to obtain Landlord's consent to any future subletting or assignment. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld, but Landlord may reasonably refuse to approve a proposed assignment or sublease if the proposed Tenant's business usage is not compatible, in the sole judgement of Landlord, with the business activities of other retail tenants in the South State Street retail area within which the Building Complex is located, or if the proposed Tenant is not, in the sole judgment of Landlord, financially able to comply with the provisions of this Lease. It is specifically agreed by Landlord that Tenant may assign this Lease to another tenant who will be using the Building for a use other than that permitted under paragraph 5(a), and the Landlord may not withhold its consent to a proposed sublease or assignment to a tenant whose usage of the Building would not otherwise be permitted under paragraph 5(a) as long as such sublease or assignment meets the other requirements set forth in this paragraph. Any sublease or assignment shall contain an express agreement of the sublessee or assignee to be bound by all the terms and conditions of this Lease, specifically including the restrictive provisions contained in paragraph 5(b) hereof. Any assignment or subletting in violation of this section shall be deemed to be a default under the terms of this Lease.

                      In the event that Tenant desires to assign this Lease or sublease all or a portion of the Building Complex, Tenant shall provide Landlord with an executed copy of the proposed sublease or assignment, showing all of the terms and conditions of said sublease or assignment. Landlord may condition its consent to a proposed assignment or sublease upon an adjustment in the rental provisions of paragraph 2 in the event that, in the reasonable opinion of Landlord, the Percentage Rent under paragraph 2(b) would, or could be materially affected as a result of such assignment or sublease. Landlord may also condition its consent to an assignment of this Lease or a sublease of all or a portion of the Building Complex upon an adjustment in the rental provisions of paragraph 2 in the event that the base rent to be paid by the proposed assignee or subtenant exceeds the per square foot minimum rent payable under paragraph 2(a), it being the intent that any excess rent (determined on a per square footage basis) which the Tenant would receive as a result of the assignment or sublease shall be paid to Landlord.

                      In the event that the Tenant desires to assign this Lease or sublease the entire Building, the Landlord may, within thirty (30) days from the date that the proposed sublease or assignment is presented to Landlord for its approval, elect, by written notice to Tenant, to terminate this Lease as of the effective date of the proposed sublease or assignment, and in such event, neither party shall have any further rights, duties or obligations under this Lease from and after the date of such termination.

                      In the event that Tenant, with or without the consent of the Landlord, does assign or in any manner transfer this Lease or any estate or interest therein, or sublets all or any portion of the premises, Tenant shall in no way be released from any of its obligations under this Lease.

                  13. MORTGAGE, ATTORNMENT. Upon the written request of Landlord or of any lessor under a sale or leaseback of the land and/or building in which the premises are situated or of any mortgagee or beneficiary of Landlord, Tenant will from time to time in writing subordinate its rights hereunder to the interest of any such lessor as well as to the lien of any mortgage or deed of trust now or hereafter in force against the land and building of which the premises are a part or against any buildings hereafter placed upon the land of which the premises are a part and to all advances made or hereafter to be made upon the security thereof.

                      The provisions of this section to the contrary notwithstanding and so long as Tenant is not in default beyond any applicable cure period hereunder, this Lease shall remain in full force and effect for the full term hereof, and any document subordinating Tenant's interest herein to any ground lease or to the lien of any mortgagee or beneficiary shall so state. In the event any proceedings are brought for foreclosure or to exercise the power of sale under any mortgage or deed of trust made by Landlord covering the premises, provided that such purchaser recognizes Tenant's rights under this Lease and assumes Landlord's obligations hereunder, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease. Landlord shall obtain from any current or future mortgagee, an agreement, in recordable form, setting forth the nondisturbance provisions as stated herein. Within thirty (30) days after written request therefor by Landlord, Tenant agrees to deliver in recordable form a certificate addressed to any proposed mortgagee, beneficiary or purchaser or to Landlord, certifying that this Lease is in full force and effect (if such is the case) and that there are no defenses or offsets thereto (or stating those defenses or offsets) by Tenant.

                  14. EMINENT DOMAIN. In the event that all of the Building Complex (or so much thereof that the balance of said Building Complex cannot be used for the uses set forth in this Lease) shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, then and in either of such events, this Lease shall terminate when possession of the Building Complex shall be required for such use or purpose, and any award, compensation or damages shall be paid to and be the property of the Landlord, except for the portion of any award attributable to the value of leasehold improvements made by Tenant (not including any leasehold improvements made by Tenant (not including any leasehold improvements made pursuant to paragraph 4), moving expenses and other Tenant-related compensation.

                  In the event that only a part of the Building Complex shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result the balance of said premises can be used for the same purposes as before such taking or condemnation, this Lease shall not terminate, and Tenant, at its sole cost and expense, shall repair and restore the Building and all improvements therein. Any award paid as a consequence of such taking or condemnation shall be paid to Tenant and shall be applied to the costs of said repair and restoration. Any sums remaining after such application shall be paid to Landlord. In no event shall Tenant have any obligation to expend more than the condemnation award. There shall be no abatement or reduction in the rent because of such taking unless such taking shall reduce the area of the Building, in which case there shall be a pro-rata abatement, or reduction in the rental otherwise due under paragraph 2.

                  15. DESTRUCTION OF PREMISES. Tenant further agrees that in the case of damage to or destruction of the Building Complex or any of the improvements or fixtures or equipment therein, by fire or other casualty, it will promptly, at its own expense, restore the same to substantially its original condition and with a substantially similar quality of construction; provided that upon completion of such repairs, restoration or rebuilding, the value and rental value of the Building Complex shall be substantially equal to the value and rental value of the Building Complex immediately prior to the happening of such fire or other casualty. Rent shall abate during the period of such repair.

                  Before commencing any renovation or restoration involving an estimated cost of more than Twenty-Five Thousand Dollars ($25,000.00):

                      (a) Plans and specifications, together with an estimated cost, shall be prepared by a reputable licensed architect, and such plans and specifications shall be approved in advance by Landlord; and

                      (b) Tenant shall provide to Landlord such assurances as Landlord shall reasonably require that the funds available from the proceeds of any insurance, together with the funds available from Tenant, shall be sufficient to ensure payment for all repairs and renovations free and clear of all liens.

                  16. BANKRUPTCY - INSOLVENCY. Tenant agrees that in the event all or substantially all of Tenant's assets be placed in the hands of a receiver or trustee, and such receivership continues for a period of thirty (30) days, or should Tenant make an assignment for the benefit of creditors or be finally adjudicated a bankrupt, or should Tenant institute any proceedings under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt or to be discharged of its debts or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceeding be filed against Tenant under such bankruptcy laws and such proceeding not be removed within ninety (90) days thereafter, then this Lease or any interest in and to the premises shall not become an asset in any of such proceedings and, in any such event and in addition to any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the term hereof ended and to re-enter the premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder. The provisions of this section 17 shall also apply to any Guarantor of this Lease. In no event shall this Lease or any interest of the Tenant therein be assigned or transferred by operation of law without the expressed written consent of Landlord.

                  17. DEFAULT RE-ENTRY REMEDIES. In the event of any breach of any of the terms of this Lease by Tenant and provided such breach is not cured within ten (10) days of notice thereof from Landlord to Tenant as to defaults in payment of rents due hereunder, or within thirty (30) days after notice of default is given Tenant as to any other default hereof; provided, however, that such thirty (30) day period shall be extended as may be reasonably necessary to allow Tenant reasonable time to cure the same, provided Tenant exercises due diligence in curing the same, then Landlord, besides other rights and remedies it may have under the laws then in force, shall have the immediate right of re-entry and may remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings, it may either terminate this Lease or it may, without terminating this Lease, re-let said premises or any part thereof for such term or terms and at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to said premises. Rentals received by Landlord from such re-letting shall be applied; first, to the payment of any indebtedness, other than rent, due hereunder; second, to the payment of rent due and unpaid hereunder; third, to the payment of any cost of such re-letting; fourth, to the payment of the cost of any alterations and repairs to the premises; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting during any month be less than that agreed to be paid during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord monthly. Tenant shall also pay as soon as ascertained the cost and expense incurred by Landlord in such re-letting or in making such alterations and repairs. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the premises and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term.

                  For the purposes of this section 17, the rental agreed to be paid by Tenant or the amount of rental payable by Tenant shall be deemed to be the minimum rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

                  In the event of default beyond any applicable grace period, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the premises and, in that event and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use same, rent or charge free, until all defaults are cured or, at its option, at any time during the term of this Lease, to require Tenant to forthwith remove same.

                  18. SURRENDER OF PREMISES. Tenant shall, upon expiration or termination of the term hereby created, surrender the premises in good condition and repair, reasonable wear and tear excepted. Tenant shall promptly surrender all keys for the premises at the place then fixed for payment of rent and shall inform Landlord of combinations on any locks and safes on the premises.

                  19. HOLDING OVER. If Tenant shall hold over after the term of this Lease without the written consent of Landlord, Tenant shall become a Tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified, including payment of rent at the rate of one hundred fifty percent (150%) of the rent during the Lease year immediately preceding the holdover period as set forth in paragraph 2.

                  20. FIXTURES AND PERSONAL PROPERTY. Any trade fixtures, signs and other personal property of Tenant shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant be not in default beyond any applicable grace period under the terms of this Lease at any time and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored in or installed in the premises. Tenant at its expense shall immediately repair any damage occasioned to the premises by reason of the removal of any such trade fixtures, signs and other personal property and, upon expiration or earlier termination of this Lease, shall leave the premises in a neat and clean condition, free of debris. Tenant shall not be obligated to remove any of its leasehold improvements. All other improvements to the premises by the Tenant, including but not limited to floor coverings, carpeting and partitions, shall become the property of Landlord upon expiration or earlier termination of this Lease.

                  21. REIMBURSEMENT. All covenants and terms herein contained to be performed by Tenant shall be performed by it at its expense and, if Landlord shall pay any sum of money or do any act which required the payment of money by reason of the failure of Tenant to perform such covenant or term, the sum or sums of money so paid shall be considered as additional rental and shall be payable by Tenant on the first of the month next succeeding such payment together with interest at the maximum rate permitted by law or eighteen percent (18%) per annum, whichever is lower.

                  22. CONSENTS BY LANDLORD. Whenever under this Lease provision is made for Tenant to secure the written consent or approval of Landlord, such consent or approval shall be in writing and shall not be unreasonably withheld or delayed.

                  23. NOTICES. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be deemed effective and validly given if delivered in person and evidenced by a copy receipted by the addresses or sent by United States certified or registered mail, return receipt requested, adequate postage prepaid and shall be addressed:

                      (a)      If to Landlord:  Hogarth Management
                                                527 East Liberty #209
                                                Ann Arbor, Michigan 48104

                               With a copy to:  Phillip J. Bowen
                                                700 City Center Building
                                                Ann Arbor, MI 48104

or at such other address as Landlord shall designate by written notice, and

                      (b)      If to Tenant:    Bruce Nevius
                                                Nebraska Book Company
                                                6400 Cornhusker Highway
                                                Lincoln, Nebraska 68501

                               With a copy to:  Charles W. Borgsdorf
                                                126 South Main Street
                                                Ann Arbor, MI 48104

or at such other address as Tenant shall designate by written notice.

                  24. LITIGATION, COURT COSTS, ATTORNEYS' FEES. In the event that at any time either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then and in that event, the prevailing party in such action or proceedings shall be entitled to recover from the other party its reasonable costs, expenses and attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising under this Lease. This Lease shall be governed by, construed, and enforced in accordance with the laws of the state of Michigan.

                  25. QUIET ENJOYMENT. So long as Tenant complies with the terms and conditions hereto to be kept and observed by Tenant, Landlord agrees that Tenant shall have the peaceful and quiet enjoyment of the premises without interference from Landlord or anyone claiming through, by or under Landlord.

                  26. GENERAL. Time is of the essence of this Lease, and the terms and conditions hereof shall extend to and be binding upon the heirs, executors, successors and assigns of the parties hereto, and any mention of the singular shall include the plural and the plural shall include the singular.

                  27. MEMORANDUM OF LEASE. At the request of either party, the parties shall execute and deliver a recordable memorandum or short-form lease sufficient to put third parties on constructive notice of the interests of the parties hereunder.

                  28. BROKER'S AND AGENT'S COMMISSION. Each of the parties represents and warrants to the other that it has not caused any broker, agent, finder or other party to be entitled to a fee or commission by reason of the Lease.

                  29. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of, or under the control of, the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 29 shall not excuse Tenant from the prompt payment of minimum rent, percentage rent, additional rent or any other payments required by the terms of this Lease.

                  30. LATE CHARGE - INTEREST ON OVERDUE AMOUNTS. If any installment of rent or other payment provided for under this Lease which is due from Tenant is not received by Landlord when due, or within a grace period of ten (10) days thereafter, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent

Landlord from exercising any other rights or remedies available to it. Late charges are immediately due and payable.

                  Rent and all other amounts due to Landlord under this Lease which are not paid within thirty (30) days from the date due shall bear interest at the rate of one and one-half percent (1-1/2%) per month from the date due until paid; provided, however, that if this percentage rate shall exceed the lawful rate of interest which Landlord is entitled to charge under applicable law, then the actual rate of interest shall be such lesser amount as applicable law may allow.

                  31. TRANSFER OF LANDLORD'S INTEREST. For purposes of this Lease, "Landlord" shall mean only the owner, receiver, conservator, trustee or the mortgage in possession for the time being of the land and building of which the demised premises form a part. In the event of any transfer, conveyance or assignment of said land and building, the transferor shall be and hereby is entirely relieved of all of its obligations and covenants of Landlord as set forth hereunder, and it shall be deemed to construe without further agreement between the parties or their successors in interest or between the parties and the transferee of said land and building, that the transferee of the land and building has assumed and agreed to any and all covenants and obligations of Landlord hereunder.

                  32. MEMBERSHIP IN STATE STREET AREA ASSOCIATION. During the term of this Lease and any extensions, Tenant shall at all times participate as a member in good standing of the State Street Area Association.

                  33. CONTINGENCY. This Lease shall be contingent upon the determination by the parties that the estimated cost of the Qualified Leasehold Improvements to the Building as defined in paragraph 4, do not exceed Eight Hundred Seventy-Five Thousand Dollars ($875,000). To assist Tenant in determining the estimated cost of Qualified Leasehold Improvements, Landlord agrees to provide, and pay for, a structural analysis of the Building by Ehlert/Bryan, Inc., which analysis shall be completed and made available to the Tenant on or before October 1, 1988. Tenant shall, at its expense, cause Tenant's architect to prepare schematic drawings of all proposed leasehold improvements to the Building, and to advise the parties, on or before November 8, 1988, of the architect's best estimate of the actual cost of the proposed leasehold improvements which constitute Qualified Leasehold Improvements.

                  In the event that the architect's estimate of the actual cost of the proposed Qualified Leasehold Improvements is $875,000 or less, then this contingency shall be deemed to be removed, and this Lease shall be in full force and effect, specifically including the provisions of paragraph 4 which identify the Landlord's obligation for the payment or reimbursement of expenses for Qualified Leasehold Improvements. The parties specifically acknowledge that Landlord shall be obligated to pay, or reimburse Tenant, for Qualified Leasehold Improvements under paragraph 4 even if the actual costs of Qualified Leasehold Improvements exceed the architect's estimate and/or exceed $875,000.

                  If the estimated cost by the architect of the Qualified Leasehold Improvements to the Building exceed $875,000, then:

                      (a) Landlord may terminate this Lease, by written notice to Tenant, unless Tenant agrees, in writing, on or before November 15, 1988 to pay all costs for Qualified Leasehold Improvements in excess of $875,000; and

                      (b) Tenant may terminate this Lease unless Landlord agrees, in writing, on or before November 15, 1988, to pay all costs for Qualified Leasehold Improvements in excess of $875,000.

                                         LANDLORD:

                                         HOGARTH MANAGEMENT,
                                         a Michigan Co-Partnership


                                         By: /s/ Thomas P. Borders
                                             -----------------------------
                                             Thomas P. Borders, Partner


                                         TENANT:

                                         NEBRASKA BOOK COMPANY, INC.
                                         a Kansas Corporation


                                         By: /s/ Todd J. Hunter
                                             -----------------------------
                                             Its: Executive Vice President

                                    EXHIBIT A




Description of Real Estate

Lots "C" and "D" in John Orr's Subdivision according to the recorded plat thereof; also the land platted as a private alley ten feet wide adjoining said lots on the east. Also lot "E" in John S. Orr's Subdivision according to the recorded plat thereof. Together with the fee in the alley running north and south along the west side of lot "E" and the fee as one of the tenants in common with all the others of lots in said subdivision, to the Court in the rear of lot "E", subject however to the use of all of said alley excepting the south forty-six feet thereof and of said Court in connection therewith, forever, as a private alley for all owners of lots in said subdivision as completely as though said alley and Court were, in fact, dedicated as a public alley; excepting from the above described premises, that certain piece or parcel of land conveyed by Bradley M. Thompson, Francis M. Hamilton, Gottlieb Wild, David Wild, (agent G.H.
Wild) to Roscoe B. Huston, Irvin Huston and Corwin Huston by a warranty deed dated June 12, 1909 and recorded June 25, 1909 in Liber 178 of Deeds page 18, also excepting that part of said court conveyed to Selby A. Moran by deed dated April 11, 1930 and recorded in Liber 295 of Deeds on page 179. Also a right of way over the south twelve feet of lot eleven in block two south, range ten east of the Eastern Addition to the City of Ann Arbor, and also all of the rights of the Ann Arbor Savings Bank in right of way conveyed in the agreement dated June 28, 1923 and recorded in Liber 240 of Deeds page 410 and in the deed dated June 10, 1930 and recorded in Liber 295 of Deeds on page 150, said rights of way to be used in common with all persons holding of record any rights therein; also known as the Trick Building situated on the northeast corner of South State Street and North University Avenue, Ann Arbor, Washtenaw County, Michigan.

                           Exhibit B to lease between
                         HOGARTH MANAGEMENT, as Landlord
                     NEBRASKA BOOK COMPANY, INC., as Tenant

                       "QUALIFIED LEASEHOLD IMPROVEMENTS"


                  In addition to the facade and asbestos allowances specifically described in the lease, the tenant improvement allowance provided by landlord may be applied only to the following specific improvements:

DEMOLITION:

                  Demolition of all non-load bearing interior partitions not required by tenant.

                  Demolition of all exposed, abandoned wiring and piping.

                  Demolition of material necessary for openings for one three-stop elevator and one open stair serving all three current levels.

STRUCTURE:

                  Repair any existing damage or deterioration to the existing structure that causes the structure to be unsuitable for tenant's use.

                  Seal and fill vault under sidewalk adjacent to the southeast corner of the building.

                  Reinforce the existing structure as necessary to allow a live load of 75 pounds per square foot on the existing second level and a live load of 150 pounds per square foot on the existing first floor level

STAIRS:

                  Modify two existing stairwells to satisfy existing code requirements.

                  Construct one new open stair to all three levels.

ELEVATOR:

                  Construction of pit, foundation, and masonry shaft for one elevator serving all three current levels.

                  Installation of one three stop elevator suitable for passengers and freight.

                                    Exhibit B

                                    Page Two


FIRE SUPPRESSION SYSTEM:

                  Construct and install new water service to building sufficient for new fire suppression system.

                  Install sprinkler system together with all necessary valves and controls for three non-subdivided floors.

                  Install code required "deluge system" for new open stair.

ELECTRICAL SYSTEM:

                  Install new electrical service to building sufficient for its new use and code requirements.

                  Install new electrical panels sufficient for the building's new use and code requirements.

                  Install exit and emergency lighting as required by code.

MECHANICAL SYSTEM:

                  Install new air handling units and duct work sufficient for three non-subdivided floors.

                  Install new air conditioning units including connection to new air handling units.

                  Connect existing boiler to new air handling units.

                  Install and connect new thermostatic controls to new air handling units and other equipment as necessary.

REST ROOMS:

                  Modify existing or construct new non-public rest rooms as required by code.

ROOF:

                  Replace the existing roof.

                                    Exhibit B

                                   Page Three


                  The following items are not "Qualified Leasehold
Improvements":

                  All electrical distribution from the main panel.

                  Lighting throughout the building.

                  Ceiling finish on all levels.

                  Floor coverings on all levels.

                  Wall finish work and fixtures on all levels.

                  Interior and exterior signage.

                  All modifications and new construction of interior walls, floors, and ceilings for tenant's requirements.

                  Any modifications to the sprinkler system or mechanical duct system required by tenant's modifications or new construction of interior walls, floors, and ceilings.

                  Any additions to the existing building.

                  All alarm systems and fire extinguishers.

                  All phone and computer equipment with related wiring and connections.